EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Alberto-Culver Company

We consent to the incorporation by reference in the registration statement on Form S-3 of Alberto Culver Company of our reports dated November 25, 2008, with respect to the consolidated balance sheets of Alberto Culver Company and subsidiaries (the Company) as of September 30, 2008 and 2007, and the related consolidated statements of earnings, cash flows and stockholders’ equity, and the related financial statement schedule for each of the years in the three-year period ended September 30, 2008, and the effectiveness of internal control over financial reporting as of September 30, 2008, which reports appear in the September 30, 2008 Annual Report on Form 10-K incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report on the consolidated financial statements refers to a change in the Company’s method of accounting for uncertainties in income taxes effective October 1, 2007.

/s/ KPMG LLP

Chicago, Illinois
September 9, 2009